Schedule A

THIS SCHEDULE A lists the Funds and their respective Waiver Amounts, as well as the termination date for each Waiver Amount, established pursuant to this Advisory Fee Waiver Agreement:

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	TERMINATION DATE
LVIP American Balanced Allocation Fund	0.05%	All Fund assets	April 30, 2016

LVIP American Growth Allocation Fund	0.05%	All Fund assets	April 30, 2016

LVIP American Income Allocation Fund	0.05%	All Fund assets	April 30, 2016

LVIP American Century VP Mid Cap Value Managed Volatility Fund*	0.75%	All Fund assets	April 30, 2016

LVIP American Preservation Fund	0.10%	All Fund assets	April 30, 2016

LVIP AQR Enhanced Global Strategies Fund Fund	0.09%	All Fund assets	April 30, 2016

LVIP Baron Growth Opportunities Fund	0.05% 0.10% 0.15%	$250M-$500M $500M-$750M Over $750M	April 30, 2016

LVIP BlackRock Emerging Markets Managed Volatility Fund	0.05%	All Fund assets	April 30, 2016

LVIP BlackRock Equity Dividend Managed Volatility Fund	0.05% 0.10% 0.13% 0.155%	Up to $250M $250-$750M $750M-$1B Over $1B	April 30, 2016

LVIP BlackRock Global Allocation V.I. Managed Volatility Fund*	0.70%	All Fund assets	April 30, 2016

LVIP BlackRock Multi-Asset Income Fund	0.42%	All Fund assets	April 30, 2016

LVIP BlackRock U.S. Opportunities Managed Volatility Fund	0.10%	Assets over $500M	April 30, 2016

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	TERMINATION DATE
LVIP ClearBridge Large Cap Managed Volatility Fund*	0.69%	All Fund assets	April 30, 2016

LVIP ClearBridge Variable Appreciation Managed Volatility Fund*	0.64%	All Fund assets	April 30, 2016

LVIP Delaware Foundation® Aggressive Allocation Fund	0.10%	All Fund assets	April 30, 2016

LVIP Delaware Foundation® Moderate Allocation Fund	0.10%	All Fund assets	April 30, 2016

LVIP Delaware Foundation® Conservative Allocation Fund	0.10%	All Fund assets	April 30, 2016

LVIP Dimensional U.S. Core Equity 2 Fund	0.29%	All Fund assets	April 30, 2016

LVIP Dimensional U.S. Core Equity 2 Managed Volatility Fund	0.20%	All Fund assets	April 30, 2016

LVIP Dimensional International Core Equity Fund	0.17%	All Fund assets	April 30, 2016

LVIP Dimensional International Core Equity Managed Volatility Fund	0.20%	All Fund assets	April 30, 2016

LVIP Dimensional/Vanguard Total Bond Fund	0.05%	All Fund assets	April 30, 2016

LVIP Franklin Mutual Shares VIP Managed Volatility Fund*	0.65%	All Fund assets	April 30, 2016

LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.28%	All Fund assets	April 30, 2016

LVIP Global Income Fund	0.07%	All Fund assets	April 30, 2016

LVIP Invesco V.I. Comstock Managed Volatility Fund*	0.65%	All Fund assets	April 30, 2016

LVIP Invesco Diversified Equity-Income Managed Volatility Fund*	0.58%	All Fund assets	April 30, 2016

LVIP Ivy Mid Cap Growth Managed Volatility Fund	0.15% 0.10% 0.05% 0.07% 0.10%	Up to $25M $25-$75M $75-$300M $300-$600M $600-$800M	April 30, 2016

	When assets exceed $800 million:

	0.25% 0.20% 0.15% 0.05% 0.10%	First $25M $25-$75M $75-$150M $150-$250M Over $250M

LVIP JP Morgan High Yield Fund	0.05%	Over $250M	April 30, 2016

LVIP JPMorgan Mid Cap Value Managed Volatility Fund	0.12%	Up to $60M	April 30, 2016

LVIP MFS International Growth Fund	0.10%	All Fund assets	April 30, 2016

LVIP MFS International Growth Managed Volatility Fund*	0.65%	All Fund assets	April 30, 2016

LVIP SSgA Conservative Index Allocation Fund	0.10%	All Fund assets	April 30, 2016

LVIP SSgA Conservative Structured Allocation Fund	0.10%	All Fund assets	April 30, 2016

LVIP SSgA Global Tactical Allocation Managed Volatility Fund	0.10%	All Fund Assets	April 30, 2016

LVIP SSgA International Managed Volatility Fund*	0.56%	All Fund assets	April 30, 2016

LVIP SSgA Moderate Index Allocation Fund	0.10%	All Fund assets	April 30, 2016

LVIP SSgA Moderate Structured Allocation Fund	0.10%	All Fund assets	April 30, 2016

LVIP SSgA Moderately Aggressive Index Allocation Fund	0.10%	All Fund assets	April 30, 2016

LVIP SSgA Moderately Aggressive Structured Allocation Fund	0.10%	All Fund assets	April 30, 2016

LVIP SSgA Bond Index Fund	0.07% 0.12% 0.15%	Up to $500M $500-$2B Over $2B	April 30, 2016

LVIP SSgA International Index Fund	0.03% 0.05% 0.10%	Up to$500M $500M-$1B Over $1B	April 30, 2016

LVIP SSgA Large Cap Managed Volatility Fund*	0.50%	All Fund assets	April 30, 2016

LVIP SSgA Small Cap Managed Volatility Fund*	0.70%	All Fund assets	April 30, 2016

LVIP T. Rowe Price Structured Mid-Cap Growth Fund	0.05%	Over $750M	April 30, 2016

LVIP UBS Large Cap Growth Managed Volatility Fund	0.15% 0.10%	Up to$100M Over $100M	April 30, 2016

LVIP U.S. Growth Allocation Managed Risk Fund*	0.45%	All Fund assets	April 30, 2016

LVIP Vanguard Domestic Equity ETF Fund	0.05%	All Fund assets	April 30, 2016

LVIP Vanguard International Equity ETF Fund	0.05%	All Fund assets	April 30, 2016

LVIP VIP Contrafund® Managed Volatility Portfolio*	0.65%	All Fund assets	April 30, 2016

LVIP VIP Mid Cap Managed Volatility Portfolio*	0.64%	All Fund assets	April 30, 2016

LVIP Wellington Mid Cap Value Fund	0.05%	Up to $25M	April 30, 2016

*	The Waiver Amount shall renew automatically for one-year terms unless the Trust and LIA mutually agree to the termination at least 10 days prior to the end of the then current term.

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of the 13th day of March, 2015, and effective as of the 1st day of May, 2015.

LINCOLN INVESTMENT ADVISORS CORPORATION	LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

/s/ Kevin J. Adamson	/s/ William P. Flory, Jr.
Name: Kevin J. Adamson Title: Vice President	Name: William P. Flory, Jr. Title: Vice President & Chief Accounting Officer